Two Harbors Investment Corp. September 11, 2012 Investor Conference Call

1 Safe Harbor Statement Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include, but are not limited to, the inability to acquire residential real properties at attractive prices or lease such properties on a profitable basis; unanticipated changes in overall market and economic conditions; and the failure of any of the following to occur: the completion of the contribution of Two Harbors’ portfolio of single-family rental properties to Silver Bay, the completion of Silver Bay’s proposed IPO, or a distribution of shares of Silver Bay by Two Harbors to its stockholders by special dividend.

Transaction Summary  On September 11, 2012, Two Harbors announced the proposed contribution of its portfolio of single-family rental properties to Silver Bay Realty Trust Corp. (“Silver Bay”).  The contribution is intended to be part of a larger transaction in which Silver Bay expects to acquire two large portfolios of single-family rental properties while concurrently offering its common stock in an initial public offering (“IPO”).  In exchange for its contribution, Two Harbors would receive shares of Silver Bay common stock at the closing of the transaction and proposed IPO. Two Harbors anticipates distributing these shares by special dividend at some point after the expiration of a 90-day lock-up period following the completion of Silver Bay’s proposed IPO.  The contribution remains subject to the finalization of transaction documents, approval of Two Harbors’ board of directors, satisfaction of closing conditions, SEC clearance and market conditions. Silver Bay Realty Trust Corp.  Silver Bay is a newly organized Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties for rental income and long-term capital appreciation. It intends to elect and qualify to be taxed as a real estate investment trust (“REIT”).  Silver Bay will be externally managed by PRCM Real Estate Advisers LLC, which is a joint venture between an affiliate of Pine River Capital Management L.P. and Provident Real Estate Advisors LLC. An affiliate of Pine River also serves as external manager of Two Harbors.  Silver Bay has filed a registration statement on Form S-11 with the Securities and Exchange Commission with respect to the proposed IPO. 2

Transaction Rationale 3  Two Harbors continuously strives to deliver stockholder value.  We believe our stockholders will benefit from the creation of a stand-alone, pure-play single-family residential property REIT.  We believe that the proposed transaction will enable the single-family rental strategy to achieve a greater level of scale, operational efficiencies and geographic diversification that can best be captured by a substantially larger portfolio.  Additionally, the transaction would allow Two Harbors’ stockholders to maintain exposure to the new single-family property rental asset class.

Single-Family Rental Strategy 4 Business Rationale  Recent dislocations in the U.S. housing market have created an attractive investment opportunity to buy and lease single-family properties  With home prices in some of our target markets down at least 50% from recent peak levels, we have been able to acquire properties at significant discounts to replacement cost  Historically, there has been a high correlation between home prices and rents and thus, if home prices recover, we anticipate a corresponding increase in rents. Two Harbors’ Portfolio of Single-Family Residential Properties  In the first quarter of 2012, Two Harbors initiated a strategy to purchase single-family residential properties.  The strategy entails renting the properties to achieve attractive yields while simultaneously participating in any home price appreciation that would be part of the broader housing recovery.  Two Harbors has invested approximately $150 million to purchase roughly 1,370 single-family residential properties as of the end of August 2012.  Two Harbors expects to continue to acquire additional single-family properties and recently expanded its target markets to include North Carolina.

Considerations to Two Harbors’ Current Business 5  Two Harbors will continue to focus on investing in RMBS securities in addition to exploring business diversification initiatives.  Residential real properties currently represent a relatively small percentage of Two Harbors’ assets. Therefore, we do not anticipate any meaningful changes to our legacy portfolio as a direct result of this transaction.  Two Harbors will continue to diversify its businesses to benefit its stockholders and optimize value.

6 For further information, please contact: Contact Information Anh Huynh Investor Relations Two Harbors Investment Corp. 212.364.3221 Anh.Huynh@twoharborsinvestment.com July Hugen Investor Relations Two Harbors Investment Corp. 612.629.2514 July.Hugen@twoharborsinvestment.com